Evolus Reports Second Quarter 2018 Financial Results

Irvine, Calif., August 2, 2018 – Evolus, Inc. (NASDAQ: EOLS), a company dedicated to aesthetic medicine, today reported financial results for the second quarter ended June 30, 2018.
Second Quarter 2018 and Recent Highlights:

•	Announced early resubmission to the U.S. Food and Drug Administration (“FDA”) of its Biologics License Application (“BLA”) for its product candidate, DWP-450.

•	Closed out inspections of its partner’s DWP-450 manufacturing facility by the FDA and health agencies in the European Union and Canada.

•	Appointed Lauren Silvernail as Chief Financial Officer and EVP Corporate Development

•	Named Mike Jafar as Chief Marketing Officer.

•	Raised net proceeds to the company of approximately $56.4 million, before offering expenses, in a follow-on public offering of its common stock.

•	Remain on track for anticipated U.S. commercial launch of DWP-450 in spring 2019.
David Moatazedi, President and Chief Executive Officer of Evolus, stated, “In the second quarter we made significant progress on key initiatives to prepare for the U.S. commercial launch of DWP-450. Most significantly, today we announced the early resubmission of our BLA. We continue to fill key positions to enable us to refine and advance our commercial strategy. Notably, we appointed Mike Jafar as Chief Marketing Officer and since his appointment have made considerable progress planning our commercial launch.”

Lauren Silvernail, Chief Financial Officer and EVP Corporate Development, added, “Through the second quarter, we continued to manage our expenses tightly, consuming only $6.0 million of cash since March 31, 2018. In July, we completed a public equity offering, which increased our cash by $56.4 million before offering expenses. We now believe we are well funded to take us through our early commercial stage and look forward to deploying this capital for a robust product launch.”
Second Quarter 2018 Financial Results
Operating expenses for the second quarter ended June 30, 2018 were $16.1 million, as compared to $2.3 million in the second quarter ended June 30, 2017. The increase was primarily attributable to expenses related to the revaluation of future contingent royalties on sales of $8.2 million, stock-based compensation of $2.6 million which increased largely due to changes in the senior executive team, and increases in costs related to operating as a public company, offset by a reduction in clinical trial costs associated with completion of Evolus' Phase III clinical trials last year.
Non-GAAP operating expense for the second quarter ended June 30, 2018 was $5.3 million and is calculated as operating expense, excluding stock-based compensation of $2.6 million and a revaluation expense of $8.2 million related to future royalties on sales.
Net loss for the second quarter ended June 30, 2018 was $16.4 million, or $0.69 basic and diluted net loss per share, compared with a net loss of $2.3 million, or $0.14 basic and diluted net loss per share, for the second quarter ended June 30, 2017.

Total cash was $43.6 million as of June 30, 2018, a decrease of $6.0 million compared to March 31, 2018. Cash as of June 30, 2018 does not include total net proceeds of $56.4 million, before offering expenses, from Evolus' follow-on common stock offering completed in July 2018.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus' financial results today at 8:30 a.m. ET. The dial-in numbers are (866) 916-2317 for domestic callers and (703) 925-2662 for international callers, and the conference ID is 9738939.

A replay of the call will be available following its completion through August 9, 2018. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 9738939.

A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, https://investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.
About Evolus, Inc.
Evolus is a company dedicated to aesthetic medicine focused on providing physicians and their patients with expanded choices in aesthetic treatments and procedures. Evolus’ lead candidate DWP-450, also known by the chemical name prabotulinumtoxinA, is a 900 kDa purified botulinum toxin type A complex that is being evaluated for the treatment of moderate to severe glabellar lines in adult patients.
EVOLUS™ and the Evolus logo are trademarks of Evolus, Inc.
Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled ”Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2017; its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2018; and its final prospectus for its offering, as filed with the Securities and Exchange Commission on March 29, 2018, May 10, 2018 and July 20, 2018, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.
Use of Non-GAAP Financial Measures
Evolus' financial results are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expense which is calculated as total operating expenses, excluding: (i) the revaluation of contingent royalty obligation payable and (ii) stock-based compensation expense. Management believes that non-GAAP operating expense is useful in helping to identify recurring operation performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expense will enable investors to assess in the same way management assesses Evolus' current and future operations. Non-GAAP operating expense should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP Operating Expense to total operating expenses, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense” in the financial schedules below.

Evolus Contacts:
Investor Contact:
Brian Johnston, The Ruth Group
Tel: +1 646-536-7000
Email: IR@Evolus.com

Media Contact:
Kirsten Thomas, The Ruth Group
Tel: +1-508-280-6592
Email: kthomas@theruthgroup.com

Evolus, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except net loss per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Operating expenses:
Research and development	$1,648	$1,365	$3,326	$4,016
General and administrative	6,248	803	9,715	2,018
Revaluation of contingent royalty obligation payable	8,200	—	9,100	—
Depreciation and amortization	4	107	4	218
Total operating expenses	16,100	2,275	22,145	6,252
Loss from operations	(16,100)	(2,275)	(22,145)	(6,252)
Other expense:
Interest expense, net	321	1	428	2
Loss before taxes	(16,421)	(2,276)	(22,573)	(6,254)
Income tax expense	12	20	22	40
Net loss and comprehensive loss	$(16,433)	$(2,296)	$(22,595)	$(6,294)
Net loss per share, basic and diluted	$(0.69)	$(0.14)	$(1.03)	$(0.38)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	23,688	16,527	21,962	16,527
Evolus, Inc.
Summary of Balance Sheet Data
(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
Balance Sheet Data:
Cash	$43,585	$—
Working capital	40,939	(1,237)
Total assets	121,934	152,233
Total current liabilities	3,684	212,748
Total liabilities	83,999	227,776
Accumulated deficit	(98,753)	(75,543)
Total stockholders’ equity (deficit)	$37,935	$(75,543)

Evolus, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expense:
GAAP operating expense	$16,100	$2,275	$22,145	$6,252
Adjustments:
Revaluation of contingent royalty obligation payable	8,200	—	9,100	—
Stock-based compensation	2,623	104	3,630	246
Non-GAAP operating expense	$5,277	$2,171	$9,415	$6,006